[graphic omitted
                NOBILITY HOMES, INC.
                         Controlling Our Future through Vertical Integration

                      NOBILITY HOMES, INC. ANNOUNCES SALES
                     AND EARNINGS FOR ITS THIRD QUARTER 2005

         Ocala, FL...September 15, 2005-- Today Nobility Homes, Inc. (NASDAQ:
NOBH) announced sales and earnings results for its third quarter ended August 6, 2005. Sales for the third quarter of 2005 were up 11% to $13,652,618 as compared to $12,310,878 recorded in the third quarter of 2004. Income from operations increased 21% to $2,013,116 versus $1,670,160 in the same period a year ago. Net income after taxes was up 23% to $1,500,744 as compared to $1,220,138 for the same period last year. Diluted earnings per share for the third quarter of 2005 improved 23% to $0.37 per share compared to $0.30 per share last year.
         For the first nine months of fiscal 2005, sales increased 14% to $40,692,884 as compared to sales of $35,621,719 in the first nine months of last fiscal year. Income from operations for the first nine months improved 35% to $5,793,664 versus $4,276,005 in the same period last year. Net income increased 35% to $4,265,526 versus last year's results of $3,157,376 for the same nine-month period. Diluted earnings per share were up 36% to $1.05 per share versus last year's nine months results of $0.77 per share.
         Nobility's financial position continued to improve during the third quarter of 2005 and remains very strong with cash and cash equivalents, short and long-term investments of $23,207,682 and no outstanding debt. Working capital is $15,505,701 and our ratio of current assets to current liabilities is 3.0:1. Stockholders' equity increased to $34,803,138 and the book value per share of common stock increased to $8.58. The Company repurchased in the open market 24,200 shares of its common stock during the first nine months of fiscal 2005. The Company's Board of Directors has authorized the purchase of up to 100,000 additional shares of the Company's stock in the open market.
         Terry Trexler, President, stated, "Third quarter sales of fiscal 2005, continued to be adversely impacted by tight retail credit standards, high, although improving unemployment and uncertain economic conditions present in the country. Although Nobility continues to out-perform the manufactured housing industry, in the near term we anticipate continued pressure on both sales and earnings resulting from these factors, plus volatile pricing in lumber, OSB, sheetrock, steel and oil related products and services. Overall, most construction materials have increased or fluctuated widely in price over the past year and with the latest hurricane in New Orleans and the Gulf Coast we anticipate little price stability in the future. Management is optimistic for the remainder of fiscal 2005, convinced that our specific geographic market is one of the best long-term growth areas in the country and because of the strong operating leverage inherent in the Company. With an improving economy, declining unemployment claims, and increasing but still low interest rates in 2005, management expects the demand for our homes to improve. Increased demand should also continue from building replacement homes due to last year's hurricanes in Florida. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing, and insuring of our homes and by being financially sound to take advantage of opportunities as they develop."
         Nobility Homes, Inc. has specialized for the past 38 years in the design and production of quality, affordable manufactured homes at its two plants located in central Florida. With nineteen Company owned retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.

         MANAGEMENT WILL HOLD A CONFERENCE CALL ON THURSDAY, SEPTEMBER 15,
2005, AT 4:30 PM EASTERN TIME.  TO PARTICIPATE,  PLEASE DIAL  800-482-9816.
THE CONFIRMATION CODE FOR THE CALL IS 4574995. YOU MAY ALSO ACCESS THE CALL AT www.nobilityhomes.com OR http://phx.corporate-ir.net/playerlink.zhtml?c=60939&s= wm&e=1134834

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws, including our statement that working capital requirements will be met with internal sources. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchases, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

                              NOBILITY HOMES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                  August 6,           November 6,
                                                                                     2005                 2004
                                                                                --------------       -------------
                                                                                 (Unaudited)
Assets
Current Assets:
      Cash and cash equivalents                                                 $  10,978,105       $   14,588,332
      Short-term investments                                                          364,399              777,042
      Accounts receivable - trade                                                   1,382,631            1,869,449
      Inventories                                                                   9,414,947            6,908,557
      Prepaid income taxes                                                             62,263                    -
      Prepaid expenses and other current assets                                       680,330              397,179
      Deferred income taxes                                                           366,387              392,594
                                                                                -------------        -------------

           Total current assets                                                    23,249,062           24,933,153

Property, plant and equipment, net                                                  3,801,285            3,265,042
Long-term investments                                                              11,865,178            8,342,382
Other investments                                                                   1,727,222            1,446,012
Other assets                                                                        2,056,382            1,988,882
                                                                                -------------        -------------
           Total assets                                                         $  42,699,129       $   39,975,471
                                                                                =============        =============

Liabilities and stockholders' equity Current liabilities:
      Accounts payable                                                          $   1,308,661       $    1,494,163
      Accrued compensation                                                            860,798            1,031,819
      Accrued expenses and other current liabilities                                  969,739              977,848
      Income taxes payable                                                                  -              617,737
      Customer deposits                                                             4,604,163            4,327,647
                                                                                -------------        -------------
           Total current liabilities                                                7,743,361            8,449,214

Deferred income taxes                                                                 152,630              152,630
                                                                                -------------        -------------
           Total liabilities                                                        7,895,991            8,601,844
                                                                                -------------        -------------

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000
         shares authorized, none issued                                                     -                    -
     Common stock, $.10 par value, 10,000,000
         shares authorized;  5,364,907 shares issued                                  536,491              536,491
     Additional paid in capital                                                     8,688,757            8,719,130
     Retained earnings                                                             33,189,771           29,732,071
     Accumulated other comprehensive income                                           138,938               77,788
     Less treasury stock at cost, 1,307,090 and
          1,334,361 shares, respectively, in 2005 and 2004                         (7,750,819)          (7,691,853)
                                                                                -------------        -------------
           Total stockholders' equity                                              34,803,138           31,373,627
                                                                                -------------        -------------
           Total liabilities and stockholders' equity                           $  42,699,129       $   39,975,471
                                                                                =============        =============

                              NOBILITY HOMES, INC.
           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                                    Three Months Ended                    Nine Months Ended
                                                                    ------------------                    -----------------
                                                                 August 6,         July 31,          August 6,          July 31,
                                                                   2005              2004               2005              2004
Net sales                                                     $ 13,652,618      $ 12,310,878     $  40,692,884       $  35,621,719

Cost of goods sold                                              (9,744,681)       (9,070,731)      (29,004,681)        (26,461,090)
                                                               -----------       -----------      ------------        ------------

      Gross profit                                               3,907,937         3,240,147        11,688,203           9,160,629

Selling, general and administrative expenses                    (1,894,821)       (1,569,987)       (5,894,539)         (4,884,624)
                                                               -----------       -----------      ------------        ------------

      Operating income                                           2,013,116         1,670,160         5,793,664           4,276,005
                                                               -----------       -----------      ------------        ------------

Other income:
    Interest income                                                162,924            83,491           426,533             249,922
    Undistributed earnings in joint venture -  Majestic 21          94,275            90,640           281,209             261,705
    Miscellaneous income                                            10,429            39,847            21,120              72,744
                                                               -----------       -----------      ------------        ------------
                                                                   267,628           213,978           728,862             584,371
                                                               -----------       -----------      ------------        ------------

Income before provision for income taxes                         2,280,744         1,884,138         6,522,526           4,860,376

Provision for income taxes                                        (780,000)         (664,000)       (2,257,000)         (1,703,000)
                                                               -----------       -----------      ------------        ------------

      Net income                                                 1,500,744         1,220,138         4,265,526           3,157,376

Other comprehensive income, net of tax:
    Unrealized investment gain                                      22,254            10,283            61,150              31,086
                                                               -----------       -----------      ------------        ------------

    Comprehensive income                                      $  1,522,998      $  1,230,421     $   4,326,676       $   3,188,462
                                                               ===========       ===========      ============        ============

Average shares outstanding
    Basic                                                        4,045,982         4,018,646         4,038,405           4,014,423
    Diluted                                                      4,090,861         4,137,460         4,077,268           4,108,026

Earnings per share
    Basic                                                     $       0.37      $       0.30     $        1.06       $        0.79
    Diluted                                                   $       0.37      $       0.30     $        1.05       $        0.77

Cash dividends paid per common share                          $          -      $          -     $        0.20       $        0.10